Exhibit 1.01

Conflict Minerals Report

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This Conflict Minerals Report (“Report”) of Autoliv, Inc. (“Autoliv” or “we”) for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Defined terms in this Report that are not otherwise defined herein are defined in the Rule and SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012.

Conflict Minerals Program

Overview

Autoliv develops, manufactures and supplies automotive safety systems to the automotive industry with product groups consisting of (i) airbags and associated products, (ii) seatbelts and associated products, (iii) active safety electronic products and (iv) passive safety electronic products. As a supplier of automotive safety products, we are knowledgeable of the design and material content of our products and the processes used to produce them. As a result, we have determined that many of our products contain gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, tantalum, tin and tungsten (collectively, the “Covered Minerals”) necessary to the functionality or production of those products.

Pursuant to the Rule, we undertook a reasonable country of origin inquiry (“RCOI”) and due diligence measures on the source and chain of custody of the necessary Covered Minerals in our products that we had reason to believe may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products were “DRC conflict free”. We use the term “conflict free” in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of Covered Minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

Policy

As part of the company management systems described further below, we implemented a Conflict Minerals policy that prohibits human rights abuses associated with the extraction, transport or trade of minerals. We also prohibit any direct or indirect support to non-state armed groups or security forces that illegally control or tax mine sites, transport routes, trade points or any upstream actors in the supply chain. We require the parties in our supply chain to agree to follow the same principles and we are working with our supply chain to improve traceability of minerals and ensure responsible sourcing. Suppliers who manufacture components, parts, or products containing Covered Minerals must commit to only sourcing those materials from environmentally and socially responsible sources. A link to Autoliv’s Conflict Minerals Statement can be found at http://www.autoliv.com/sustainability/pages/responsibilitybusinessconduct.aspx. The websites referenced herein and the information accessible through such websites are not incorporated into this specialized disclosure report.

Description of Products

Certain products manufactured or contracted to be manufactured by Autoliv contain Covered Minerals necessary to the functionality or production of such products. Those product groups include, but are not limited to, (i) airbags and associated products, (ii) seatbelts and associated products, (iii) active safety electronic products and (iv) passive safety electronic products.

For more information on the origin of the materials used in these products, please see “Results for the 2014 Calendar Year” below.

Description of RCOI

Autoliv conducted internal risk analysis to identify products for which Covered Minerals are necessary to the functionality or production of such product and mapped them to their respective vendors. The 2014 inquiry began with the identifying the in-scope suppliers from our previous year’s inquiry that had not been phased out as an active supplier. In addition to this population, as a base for the identification process we used the International Material Data System (the “IMDS Database”) as well as Autoliv’s internal purchasing department database. This process allowed Autoliv to identify in-scope products and the corresponding suppliers, and to supplement any deficiencies in the IMDS Database with the additional information found in the internal database. We expanded the number of commodities in the 2014 inquiry compared to the prior year based on a refreshed risk assessment for the 2014 process. Through this process, Autoliv identified in total around 460 active suppliers which are using, or likely to use, Covered Minerals in the products they supply to us.

The Company then surveyed the identified suppliers using the Automotive Industry Action Group’s “iPoint” platform, which is based on the Conflict Minerals Reporting Template published by the Conflict Free Sourcing Initiative (commonly known as the “CMRT”). For those suppliers not able to use the iPoint platform the Company contacted them directly with the CMRT request. The Company improved the level and quality of its correspondence with its suppliers compared to the prior year’s RCOI. Based on this RCOI, the Company had reason to believe that the necessary Covered Minerals may have originated in the covered countries and may not have come from recycled or scrap sources. Accordingly, the Company performed due diligence on its supply chain for calendar year 2014, as described in further detail below.

Due Diligence Measures Performed

In coordination with our RCOI, we conducted due diligence to collect information on our supply chain to identify the source of materials for the calendar year 2014. We adopted a policy and methodology in accordance with the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Framework”), specifically as it relates to our position as a “downstream” purchaser. The five steps of this framework include: (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) developing, facilitating and implementing certain supply chain due diligence audits and (5) reporting on supply chain due diligence.

Step 1 - Establish strong company management systems

•	Assembled a team of individuals in late 2012 from various relevant functions within the organization (including purchasing, engineering, finance and legal) to develop and support the process of supply chain due diligence, and these individuals regularly reported progress to management of each function.

•	Implemented certain procedures to aid in the visibility into the Covered Minerals supply chain.

•	Adopted and communicated a company policy on Covered Minerals to employees, suppliers and the public.

•	Prepared an informative letter to suppliers describing Autoliv’s position and requirements with regard to Covered Minerals.

•	Incorporated into the “Autoliv Supplier Manual” a policy that all new suppliers sign an acknowledgement letter confirming that they understand that all the requirements described in the Autoliv Supplier Manual are mandatory in the supplier’s business relationship with Autoliv.

Step 2 - Identify and assess risk in the supply chain

•	Conducted internal analysis to identify products for which the Covered Minerals are necessary to the functionality or production of such product and mapped them to their respective vendors. As a base for the identification process Autoliv used the IMDS Database as well as Autoliv’s internal purchasing department database to supplement and cross-verify.

•	Reviewed responses from suppliers submitted on the iPoint platform and performed multiple follow-up requests with suppliers who had not responded to Autoliv’s inquiry by a certain date or who provided incomplete and/or inconsistent and possibly incorrect responses.

•	Compared smelters and refiners identified by the supply chain survey against the list of facilities that received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”), the London Bullion Market Association (“LBMA”), the Responsible Jewelry Council (“RJC”) or other independent third-party audit program, which designations provide due diligence information on the Covered Minerals sourced by such facilities.

•	Engaged third-party support to review and process supplier response data. This third-party maintained its own internal database of supplier verification parameters that were compared to the response data from our suppliers. To the extent there was a discrepancy between the data from our suppliers and the third-party, or incomplete data from the suppliers, we generally relied on this third-party’s data as we believe it to be more reliable.

•	Documented country of origin information received from suppliers and smelters identified by the supply chain survey.

Step 3 - Design and implementation of a strategy to respond to identified risks

•	Analyzed the results of the RCOI and, specifically, the responses that contained information that may lead Autoliv to have a reason to believe that Covered Minerals may have come from the Covered Countries, and subsequently designed and implemented a strategy to respond to such risks.

•	Maintained an informative bulletin through the Company intranet website, updated the Company’s Supplier Manual to include a Conflict Minerals section, and implemented procedures within the purchasing process to identify non-compliant suppliers and respond to supply chain risks.

•	Provided periodic progress reports to management and the Audit Committee of the Company’s Board of Directors regarding the status of supply chain due diligence.

•	Engaged in efforts to bring suppliers into conformity with our Conflict Minerals policy.

Step 4 – Development, facilitation and implementation of certain supply chain due diligence audits

•	Since smelter/refiner facilities are the key choke point in the global supply chain for minerals, Autoliv monitors the list of facilities that received a “conflict free” designation from the CFSP, LBMA, RJC or other independent third-party audit programs, which designations provide due diligence information on the Covered Minerals sourced by such facilities. Due to the fact that Autoliv, as a downstream supplier of products, is several steps removed from the smelters/refiners, it has no direct commercial relationships with smelters/refiners. Therefore, Autoliv determined that auditing smelters/refiners at this time would be inappropriate and impracticable and is instead relying on lists of certified conflict free smelters/refiners published by third-parties that have conducted such audits. For the 2014 reporting year, in order to be identified as “conflict free,” Autoliv requires that facilities be certified as conflict free by at least one independent third-party audit program.

Step 5 - Report on supply chain due diligence

•	Autoliv has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of this Report. Autoliv plans to report annually, and its reports will be available on Autoliv’s corporate website at: http://www.autoliv.com/sustainability/pages/responsibilitybusinessconduct.aspx.

Results for the 2014 Calendar Year

Autoliv’s Conflict Minerals process, as described above, allowed Autoliv to identify in-scope products and the corresponding suppliers. Autoliv then conducted a RCOI by surveying approximately 460 identified suppliers, and Autoliv has received survey responses from nearly all of its suppliers that were surveyed. However, the responses have not all been satisfactory in all material respects due to incomplete or inconsistent data. Based on the information collected in our RCOI and due diligence process (and after correction, review and removal of duplicates or otherwise unverified facilities), we have determined that the necessary Covered Minerals in our products are processed by our suppliers within 306 smelter/refiner facilities which are on the known smelter lists provided by the Conflict Free Sourcing Initiative (“CFSI”), the Department of Commerce’s list of World-wide Conflict Mineral Processing Facilities or other independent third-party audit program, as further described below and in Annex I. Of these, we believe around 197 (or 64%) are compliant, or recognized as progressing in compliance, with the CFSP, LBMA, RJC or other independent third-party audit program.

We have been unable to determine the origins of some of our Covered Minerals. Because we cannot determine the origins of some of the Covered Minerals, and we have not obtained an independent private sector audit of our due diligence measures (as such audit is not required for this reporting period), we are not able to state that our products that contain such minerals are “DRC conflict free.”

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the country of origin of the Covered Minerals in our products.

Limitations and Risks in our Inquiry

The due diligence measures we have undertaken may provide only reasonable, but not certain, assurance regarding the source of the necessary Covered Minerals in our products. These measures are dependent on the data supplied by our direct suppliers and the data that those suppliers gather from within their supply chains to identify the original sources of the necessary Covered Minerals. Our assessment is also dependent on the sufficiency of the efforts undertaken and provided by independent third-party audit and verification programs, which may yield inaccurate or incomplete information.

The limitations described above may lead to certain risks, including, but not limited to: insufficiencies in product or product content information, insufficiencies in smelter data, omission or misidentification of suppliers in responses, errors or omissions by smelters in providing correct data to suppliers, lack of understanding regarding regulatory requirements for Covered Minerals disclosures to the SEC and insufficiencies in supplier education and knowledge, errors in or insufficiency of public data, lack of timeliness of data, language barriers and translation, oversights or errors in conflict free smelter audits and smuggling of Covered Minerals to countries beyond the Covered Countries.

Steps Autoliv Will Take Subsequent to the End of Calendar Year 2014

The due diligence process discussed above is an ongoing process. As Autoliv continues to conduct due diligence on its products, it will continue to refine and improve procedures to meet the goals and adhere to values set forth in Autoliv’s Conflict Minerals policy. We currently expect that these improvements will include: (i) further engagement with suppliers and in the supply chain to improve the content of survey responses, (ii) improved documentation between the Company and its suppliers, (iii) engagement directly (or indirectly through suppliers) with smelters sourcing from the Covered Counties to encourage such smelters to become conflict free certified by the CFSP or other independent third-party audit program, (iv) engage with suppliers to encourage compliance with Autoliv’s Conflict Minerals policy and consider process for de-sourcing high risk or noncompliant suppliers.

This Conflict Minerals Report was not subjected to an independent private sector audit as such audit is not required for this reporting period.

Caution Concerning Forward-Looking Statements

Certain statements in this Report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “plan,” “project,” “believe,” “consider,” “estimate,” “target,”

“anticipate” and similar expressions are generally intended to identify these forward-looking statements although not all forward-looking statements contain such language. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.

ANNEX I

Metal	Facility
GOLD	Advanced Chemical Company
GOLD	Aida Chemical Industries Co. Ltd.
GOLD	Aktyubinsk Copper Company TOO
GOLD	Allgemeine Gold- und Silberscheideanstalt A.G.
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)
GOLD	AngloGold Ashanti Córrego do Sítio Minerção
GOLD	Argor-Heraeus SA
GOLD	Asahi Pretec Corporation
GOLD	Asaka Riken Co Ltd
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
GOLD	Aurubis AG
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
GOLD	Bauer Walser AG
GOLD	Boliden AB
GOLD	C. Hafner GmbH + Co. KG
GOLD	Caridad
GOLD	CCR Refinery - Glencore Canada Corporation
GOLD	Cendres + Métaux SA
GOLD	Chimet S.p.A.
GOLD	China National Gold Group Corporation
GOLD	Chugai Mining
GOLD	Codelco
GOLD	Colt Refining
GOLD	Daejin Indus Co. Ltd
GOLD	Daye Non-Ferrous Metals Mining Ltd.
GOLD	Do Sung Corporation
GOLD	Doduco
GOLD	Dowa Mining Co., Ltd.
GOLD	Eco-System Recycling Co., Ltd.
GOLD	FSE Novosibirsk Refinery
GOLD	Gansu Seemine Material Hi-Tech Co Ltd
GOLD	Guangdong Jinding Gold Limited
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.
GOLD	Heimerle + Meule GmbH
GOLD	Heraeus Ltd. Hong Kong
GOLD	Heraeus Precious Metals GmbH & Co. KG
GOLD	Hunan Chenzhou Mining Group Co., Ltd
GOLD	Hwasung CJ Co. Ltd
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
GOLD	Ishifuku Metal Industry Co., Ltd.
GOLD	Istanbul Gold Refinery
GOLD	Japan Mint
GOLD	Jiangxi Copper Company Limited
GOLD	Johnson Matthey Inc
GOLD	Johnson Matthey Ltd
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
GOLD	JSC Uralectromed
GOLD	JX Nippon Mining & Metals Co., Ltd

GOLD	Kazakhmys plc
GOLD	Kazzinc Inc.
GOLD	Kennecott Utah Copper LLC
GOLD	Kojima Chemicals Co., Ltd
GOLD	Korea Metal Co. Ltd
GOLD	Kovohutě Příbram
GOLD	Kyrgyzaltyn JSC
GOLD	L’ azurde Company For Jewelry
GOLD	Lingbao Gold Company Ltd.
GOLD	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
GOLD	LS-Nikko Copper Inc
GOLD	Luoyang Zijin Yinhui Metal Smelt Co Ltd
GOLD	Materion Corporation
GOLD	Matsuda Sangyo Co., Ltd.
GOLD	Metalor Technologies (Hong Kong) Ltd
GOLD	Metalor Technologies (Singapore) Pte. Ltd.
GOLD	Metalor Technologies (Suzhou) Co Ltd
GOLD	Metalor Technologies SA
GOLD	Metalor USA Refining Corporation
GOLD	Met-Mex Peñoles, S.A.
GOLD	Mitsubishi Materials Corporation
GOLD	Mitsui Mining and Smelting Co., Ltd.
GOLD	Moscow Special Alloys Processing Plant
GOLD	Nadir Metal Rafineri San. Ve Tic. A.Ş.
GOLD	Navoi Mining and Metallurgical Combinat
GOLD	Nihon Material Co. LTD
GOLD	Ohio Precious Metals, LLC
GOLD	Ohura Precious Metal Industry Co., Ltd
GOLD	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
GOLD	OJSC Kolyma Refinery
GOLD	PAMP SA
GOLD	Penglai Penggang Gold Industry Co Ltd
GOLD	Prioksky Plant of Non-Ferrous Metals
GOLD	PT Aneka Tambang (Persero) Tbk
GOLD	PX Précinox SA
GOLD	Rand Refinery (Pty) Ltd
GOLD	Royal Canadian Mint
GOLD	Sabin Metal Corp.
GOLD	Samduck Precious Metals
GOLD	SAMWON METALS Corp.
GOLD	Schöne Edelmetaal B.V.
GOLD	SEMPSA Joyería Platería SA
GOLD	Shandong Gold Mining Co., Ltd.
GOLD	Shandong Tarzan Bio-Gold Co Ltd
GOLD	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
GOLD	So Accurate Group, Inc.
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals
GOLD	Solar Applied Materials Technology Corp.
GOLD	Sumitomo Metal Mining Co., Ltd.
GOLD	Tanaka Kikinzoku Kogyo K.K.
GOLD	The Great Wall Gold and Silver Refinery of China
GOLD	The Refinery of Shandong Gold Mining Co. Ltd
GOLD	Tokuriki Honten Co., Ltd
GOLD	TongLing Nonferrous Metals Group Holdings Co., Ltd.
GOLD	Torecom
GOLD	Umicore Brasil Ltda
GOLD	Umicore Precious Metals Thailand
GOLD	Umicore SA Business Unit Precious Metals Refining
GOLD	United Precious Metal Refining, Inc.

GOLD	Valcambi SA
GOLD	Western Australian Mint trading as The Perth Mint
GOLD	Yamamoto Precious Metal Co., Ltd.
GOLD	Yokohama Metal Co Ltd
GOLD	Yunnan Copper Industry Co Ltd
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
GOLD	Zijin Mining Group Co. Ltd
TANTALUM	AMG Advanced Metallurgical Group
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.
TANTALUM	Conghua Tantalum and Niobium Smeltry
TANTALUM	Duoluoshan Sapphire Rare Metal Co., Ltd.
TANTALUM	Exotech Inc.
TANTALUM	F&X Electro-Materials Ltd
TANTALUM	Gannon & Scott
TANTALUM	Global Advanced Metals Aizu
TANTALUM	Global Advanced Metals Boyertown
TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.
TANTALUM	H.C. Starck Co., Ltd.
TANTALUM	H.C. Starck GmbH Goslar
TANTALUM	H.C. Starck GmbH Laufenburg
TANTALUM	H.C. Starck Hermsdorf GmbH
TANTALUM	H.C. Starck Inc.
TANTALUM	H.C. Starck Ltd.
TANTALUM	H.C. Starck Smelting GmbH & Co.KG
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.
TANTALUM	Hi-Temp Specialty Metals, Inc.
TANTALUM	Jiangxi Tungsten Industry Group Co Ltd
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.
TANTALUM	Jiujiang Tanbre Co., Ltd
TANTALUM	JX Nippon Mining & Metals Co., Ltd
TANTALUM	KEMET Blue Metals
TANTALUM	Kemet Blue Powder
TANTALUM	King-Tan Tantalum Industry Ltd
TANTALUM	LSM Brasil S.A.
TANTALUM	Metallurgical Products India (Pvt.) Ltd.
TANTALUM	Mineração Taboca S.A.
TANTALUM	Mitsui Mining and Smelting Co., Ltd.
TANTALUM	Molycorp Silmet
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.
TANTALUM	Pan Pacific Copper Co. Ltd.
TANTALUM	Plansee SE Liezen
TANTALUM	Plansee SE Reutte
TANTALUM	QuantumClean
TANTALUM	RFH Tantalum Smeltry Co., Ltd
TANTALUM	Shanghai Jiangxi Metals Co., Ltd.
TANTALUM	Solikamsk Metal Works
TANTALUM	Taki Chemicals
TANTALUM	Telex
TANTALUM	Ulba
TANTALUM	Yichun Jin Yang Rare Metal Co., Ltd
TANTALUM	Zhuzhou Cement Carbide
TIN	Alpha
TIN	Chengfeng Metals Co Pte Ltd
TIN	China Rare Metal Materials Company
TIN	China Tin Group Co., Ltd.
TIN	CNMC (Guangxi) PGMA Co. Ltd.
TIN	Complejo Metalurgico Vinto S.A.
TIN	Cooper Santa
TIN	CSC Pure Technologies

TIN	CV Duta Putra Bangka
TIN	CV Gita Pesona
TIN	CV Makmur Jaya
TIN	CV Nurjanah
TIN	CV Prima Timah Utama
TIN	CV Serumpun Sebalai
TIN	CV United Smelting
TIN	Dowa Mining Co., Ltd.
TIN	EFD INC.
TIN	Electroloy Metal Pte
TIN	Empresa Metallurgica Vinto
TIN	Estanho de Rondônia S.A.
TIN	Fenix Metals
TIN	Gejiu Kai Meng Industry and Trade LLC
TIN	Gejiu Non-Ferrous Metal Processing Co. Ltd.
TIN	Gejiu Zi-Li
TIN	Heraeus Materials Technology GmbH & Co. KG
TIN	Huichang Jinshunda Tin Co. Ltd
TIN	Hyundai-Steel
TIN	Japan New Metals Co Ltd
TIN	Jean Goldschmidt International SA
TIN	Jiangxi Nanshan
TIN	JX Nippon Mining & Metals Co., Ltd
TIN	Kai Unita Trade Limited Liability Company
TIN	Kovohutě Příbram
TIN	Linwu Xianggui Smelter Co
TIN	Magnu’s Minerais Metais e Ligas LTDA
TIN	Malaysia Smelting Corporation (MSC)
TIN	Melt Metais e Ligas S/A
TIN	Metallo Chimique
TIN	Mineração Taboca S.A.
TIN	Minsur
TIN	Mitsubishi Materials Corporation
TIN	Mitsui Mining and Smelting Co., Ltd.
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company
TIN	Novosibirsk Integrated Tin Works
TIN	O.M. Manufacturing (Thailand) Co., Ltd.
TIN	O.M. Manufacturing Philippines, Inc.
TIN	OMSA
TIN	PBT
TIN	Poongsan Corporation
TIN	POSCO
TIN	PT Alam Lestari Kencana
TIN	PT Artha Cipta Langgeng
TIN	PT ATD Makmur Mandiri Jaya
TIN	PT Babel Inti Perkasa
TIN	PT Babel Surya Alam Lestari
TIN	PT Bangka Kudai Tin
TIN	PT Bangka Putra Karya
TIN	PT Bangka Timah Utama Sejahtera
TIN	PT Bangka Tin Industry
TIN	PT Belitung Industri Sejahtera
TIN	PT BilliTin Makmur Lestari
TIN	PT Bukit Timah
TIN	PT DS Jaya Abadi
TIN	PT Eunindo Usaha Mandiri
TIN	PT Fang Di MulTindo
TIN	PT HP Metals Indonesia
TIN	PT Inti Stania Prima

TIN	PT Justindo
TIN	PT Karimun Mining
TIN	PT Koba Tin
TIN	PT Mitra Stania Prima
TIN	PT Panca Mega
TIN	PT Pelat Timah Nusantara Tbk
TIN	PT Prima Timah Utama
TIN	PT Refined Banka Tin
TIN	PT Sariwiguna Binasentosa
TIN	PT Seirama Tin investment
TIN	PT Stanindo Inti Perkasa
TIN	PT Sumber Jaya Indah
TIN	PT Supra Sukses Trinusa
TIN	PT Tambang Timah
TIN	PT Timah (Persero), Tbk
TIN	PT Tinindo Inter Nusa
TIN	PT Tommy Utama
TIN	PT WAHANA PERKIT JAYA
TIN	PT Yinchendo Mining Industry
TIN	Pure Technology
TIN	Rui Da Hung
TIN	Senju Metal Industry Co., Ltd.
TIN	SGS
TIN	Soft Metais, Ltda.
TIN	Sumitomo Metal Mining Co., Ltd.
TIN	Technic Inc.
TIN	Thaisarco
TIN	VQB Mineral and Trading Group JSC
TIN	White Solder Metalurgia e Mineração Ltda.
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
TIN	Yunnan Tin Company Limited
TUNGSTEN	A.L.M.T. Corp.
TUNGSTEN	Air Product
TUNGSTEN	Air Products
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd
TUNGSTEN	Chongyi Zhangyuan Tungsten Co Ltd
TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.
TUNGSTEN	Ganxian Shirui New Material Co., Ltd.
TUNGSTEN	Ganzhou Haichuang Tungsten Industry Co., Ltd.
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.
TUNGSTEN	Global Tungsten & Powders Corp.
TUNGSTEN	Guangdong Xianglu Tungsten Industry Co., Ltd.
TUNGSTEN	H.C. Starck GmbH
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG
TUNGSTEN	Hunan Chenzhou Mining Group Co., Ltd
TUNGSTEN	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
TUNGSTEN	Izawa Metal Co., Ltd
TUNGSTEN	Japan New Metals Co Ltd
TUNGSTEN	Jiangsu Hetian Technological Material Co.,Ltd
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.
TUNGSTEN	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
TUNGSTEN	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
TUNGSTEN	Jiangxi Richsea New Materials Co., Ltd.
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
TUNGSTEN	Jiangxi Tungsten Industry Group Co Ltd

TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
TUNGSTEN	Jiangxi Yaosheng Tungsten Industry Co., Ltd.
TUNGSTEN	JX Nippon Mining & Metals Co., Ltd
TUNGSTEN	Kennametal Fallon
TUNGSTEN	Kennametal Huntsville
TUNGSTEN	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.
TUNGSTEN	Mitsubishi Materials Corporation
TUNGSTEN	North American Tungsten
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
TUNGSTEN	Sumitomo Metal Mining Co., Ltd.
TUNGSTEN	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd
TUNGSTEN	Vietnam Youngsun Tungsten Industry Co., Ltd.
TUNGSTEN	Voss Metals Company, Inc.
TUNGSTEN	Wolfram Bergbau und Hütten AG
TUNGSTEN	Wolfram Company CJSC
TUNGSTEN	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.
TUNGSTEN	Xiamen Tungsten Co., Ltd
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
TUNGSTEN	Zhangyuan Tungsten Co.,Ltd